Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Q32 Bio Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, $0.0001 par value per share	457(h)	1,112,253(2)	$12.50(3)	$13,903,162.50	$0.0001476	$2,052.11

Equity	Common Stock, $0.0001 par value per share	457(h)	902,331(4)	$16.83(5)	$15,186,230.73	$0.0001476	$2,241.49

Equity	Common Stock, $0.0001 par value per share	457(h)	1,937,557(6)	$26.00(7)	$50,376,482.00	$0.0001476	$7,435.57

Equity	Common Stock, $0.0001 par value per share	457(h)	120,836(8)	$22.10(9)	$2,670,475.60	$0.0001476	$394.17

	Total Offering Amounts				$82,136,350.83		$12,123.34

	Total Fee Offsets						—

	Net Fee Due						$12,123.34

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of common stock, $0.0001 par value per share (the “Common Stock”) of Q32 Bio Inc. (previously named Homology Medicines, Inc., the “Registrant”) that become issuable under the Q32 Bio Inc. 2017 Stock Option and Grant Plan (the “2017 Plan”), Q32 Bio Inc. 2024 Stock Option and Incentive Plan (the “2024 Plan”) and the Q32 Bio Inc. 2024 Employee Stock Purchase Plan (the “2024 ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transactions.

(2)

Represents 1,112,253 shares of Common Stock issuable upon the exercise of outstanding stock options awards as of the date of this Registration Statement assumed under the 2017 Plan. No further grants will be made under the 2017 Plan. To the extent outstanding options granted under the 2017 Plan are cancelled, forfeited or otherwise terminated without being exercised and would otherwise have been returned to the share reserve under the 2017 Plan, the number of shares underlying such awards will be available for future grant under the 2024 Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $12.50, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2017 Plan as of the date of this Registration Statement.

(4)

Represents 902,331 shares of Common Stock issuable upon the exercise of outstanding stock options awards under the 2024 Plan as of the date of this Registration Statement. To the extent outstanding options granted under the 2024 Plan are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2024 Plan.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act, and based on $16.83, which is the weighted average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2024 Plan as of the date of this Registration Statement.

(6)

Represents 1,937,557 shares of Common Stock reserved for issuance under the 2024 Plan. If awards outstanding under the 2017 Plan, as of the date of this Registration Statement are cancelled, forfeited or otherwise terminated without being exercised, the number of shares underlying such awards will be available for future grant under the 2024 Plan. The 2024 Plan provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 Plan on January 1, 2025 and each January 1 thereafter until the plan terminates. The number of shares reserved and available for issuance under the 2024 Plan shall be cumulatively increased by 5% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or such lesser number of shares as approved by the administrator of the 2024 Plan.

(7)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on $26.00, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on May 28, 2024 (such date being within five business days of the date that this Registration Statement was filed with the Commission).

(8)

Represents 120,836 shares of Common Stock reserved for future issuance under the 2024 ESPP. The 2024 ESPP provides that an additional number of shares will automatically be added to the shares authorized for issuance under the 2024 ESPP on January 1, 2024, and each January 1 thereafter until the plan terminates. The number of shares added each year will be equal to the lesser of: (i) 241,672 shares of Common Stock, (ii) 1% of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31, or (iii) such lesser number of shares of Common Stock as determined by the administrator of the 2024 ESPP.

(9)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of the Securities Act, and based on 85% (the percentage of the price per share applicable to purchases under the 2024 ESPP) of $26.00, the average of the high and low sale prices of the Common Stock as reported on Nasdaq on May 28, 2024 (such date being within five business days of the date that this Registration Statement was filed with the Commission).